Exhibit 99.1

Spirit AeroSystems Suspends Boeing Production Work

WICHITA, Kan., March 24, 2020 -- Following Boeing’s announcement to temporarily suspend production at its Washington state facilities, Spirit AeroSystems [NYSE: SPR] will also suspend Boeing work performed at our facilities in Wichita, Kansas, and in Tulsa and McAlester, Oklahoma. This action will begin Wednesday, March 25, and last 14 calendar days, until April 8. Spirit will continue to support 787 work for Boeing’s Charleston, South Carolina, facility as needed.

We will continue to pay employees who are sent home during this two-week period due to the suspension of Boeing work.

Spirit will use the time to further deep clean and sanitize work spaces and facilities as we continue to take precautions to protect the health and safety of our team. Our focus is on a safe and orderly restart of operations.

When production does resume on our Boeing programs, we will align our costs and workforce to the new level of production set by Boeing. This could potentially include additional workforce actions.

Operations in support of our defense customers, Airbus, aftermarket and MRO, third party fabrication work, other non-Boeing work, and other growth programs will continue. Those employees should expect to work their regular schedules.

Spirit continues to monitor ongoing events as result of the COVID-19 pandemic and will take precautions and make adjustments to its operations as needed for the safety of our team.

On the web: www.spiritaero.com
On Twitter: @SpiritAero

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Contacts:

Media:	Keturah Austin (316) 523-2611 keturah.austin@spiritaero.com

Investor Relations:	Ryan Avey (316) 523-7040 ryan.d.avey@spiritaero.com

About Spirit AeroSystems Inc.

Spirit AeroSystems designs and builds aerostructures for both commercial and defense customers. With headquarters in Wichita, Kansas, Spirit operates sites in the U.S., U.K., France and Malaysia. The company’s core products include fuselages, pylons, nacelles and wing components for the world’s premier aircraft. Spirit AeroSystems focuses on affordable, innovative composite and aluminum manufacturing solutions to support customers around the globe. More information is available at www.SpiritAero.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that may involve many risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goal,” “forecast,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” “will,” “would,” and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, without limitation, the timing and conditions surrounding the return to service of the 737 MAX and any related impacts on our production rate; our reliance on Boeing for a significant portion of our revenues; our ability to execute our growth strategy, including our ability to timely complete and integrate our announced Asco and Bombardier acquisitions; our ability to accurately estimate and manage performance, cost, and revenue under our contracts; demand for our products and services and the effect of economic or geopolitical conditions, or other events, such as pandemics, in the industries and markets in which we operate in the U.S. and globally; our ability to manage our liquidity, borrow additional funds or refinance debt; and other factors disclosed in our filings with the Securities and Exchange Commission. These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.